AMENDMENT TO EXECUTIVE CHANGE IN CONTROL AGREEMENT
This Amendment (this “Amendment”) amends that certain Executive Change in Control Agreement (the “COC Agreement”) dated as of March 6, 2020, as may be amended, or supplemented from time to time, by and between Alamo Group Inc. (the “Company”) and Jeffery A. Leonard, and is made effective as of the Effective Date set forth below. All capitalized terms not otherwise defined herein have the meanings ascribed to them as set forth in the COC Agreement.
WHEREAS, Mr. Leonard was appointed as the Company’s President and Chief Executive Officer effective May 31, 2021; and
WHEREAS, in connection with Mr. Leonard’s appointment to the role of President and Chief Executive Officer of the Company, the Board of Directors of the Company approved certain changes to Mr. Leonard’s compensation package, including a modification to Mr. Leonard’s COC Agreement to reflect his new position and increase in responsibilities.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.Section 3(a) Severance Payment. Section 3(a) of the COC Agreement is hereby deleted in its entirety and restated as follows:
3.    (a) Severance Payment. The Executive will be entitled to receive a lump-sum severance payment (the “Cash Severance”) in an amount equal to the sum of:

(i) An amount equal to 3 times (3x) the Executive’s annual base salary as in effect immediately prior to the Change in Control or the date of Executive’s termination of employment with the Company (the “Termination Date”), whichever is greater; and

(ii)An amount equal to 3 times (3x) the Executive’s target bonus opportunity for the calendar year in which the Change in Control or the Termination Date occurs, whichever is greater.

The Cash Severance will be paid by the Company to the Executive on or as soon as practicable following the later of (x) the sixty-fifth (65th) calendar day following the Termination Date or (y) the date of the Change in Control.

2.Effective Date. This Amendment is executed to be effective as of June 1, 2021.
3.Effect of Amendment. All terms and conditions of the COC Agreement not expressly modified in this Amendment remain in full force and effect, and are hereby ratified by the parties.

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Amendment to be effective as of the Effective Date.

ALAMO GROUP INC.

By: ________________________________________
Name:
Title:

Jeffery A. Leonard

_______________________________________

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